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                                                                     Exhibit 1.1

                         SHURGARD STORAGE CENTERS, INC.

                                5,000,000 SHARES

                              CLASS A COMMON STOCK

                             Underwriting Agreement


                                                              New York, New York

                                                                   July 11, 2003


To the Representatives
      named in Schedule I
      hereto of the Under-
      writers named in
      Schedule II hereto

Ladies and Gentlemen:

            Shurgard Storage Centers, Inc., a corporation organized under the laws of the State of Washington (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the number of shares of Common Stock, $0.001 par value per share ("Common Stock"), of the Company set forth in Schedule I hereto (the "Securities") (said shares to be issued and sold by the Company being hereinafter called the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in Section 2(b) hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be (each, an "Incorporated Document" and collectively, the "Incorporated Documents"); and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any Incorporated Document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 17 hereof.

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      1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.


            (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number(s) of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments to such registration statement or supplements to such basic prospectus, including a Preliminary Final Prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (1) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (2) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (3) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (1), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act to be included in such registration statement and the Final Prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Final Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) and complies as to form with the requirements set forth in Regulation S-X.

            (b) On the Effective Date, the Registration Statement did, and on the Closing Date will, and the Final Prospectus (and any supplement thereto) as of its date did, and on the Closing Date and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), will, comply in all material respects with the applicable requirements of the Act and the Exchange Act; on the Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of its date and on the Effective Date, the Final Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and as of its date and on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) did not or will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives

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      specifically for inclusion in the Registration Statement or the Final
      Prospectus (or any supplement thereto).

            (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; none of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company. The Securities have been duly authorized and, when issued and delivered to the Underwriter against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Final Prospectus. Full cumulative distributions on all shares of the Company's preferred stock have been declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period. The capital stock and debt structure of the Company is as set forth under the caption "Capitalization" in the Final Prospectus.

            (e) The Company is a corporation duly organized and validly existing under the laws of the State of Washington, with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly registered and qualified (or has made application to become registered and qualified and knows of no reason why such application should be denied) to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries (as defined herein) taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (f) All the Company's subsidiaries (collectively, the "Subsidiaries") are listed on Schedule IV hereto. The Company's ownership interest in each such
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      Subsidiary is as set forth on Schedule IV. Each Subsidiary is a corporation, limited liability company, limited partnership or general partnership duly organized, validly existing and, where applicable, in good standing in the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; except as set forth on Schedule IV, all the outstanding shares of capital stock or other interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and nonassessable. All of the shares or interests owned or held by the Company, directly or indirectly, in each of the Subsidiaries are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (g) Each of the Subsidiaries has good and marketable title to all of its real property and to any improvements thereon and all other assets that are used in the operation of the Subsidiaries' business, except where the failure to have such title would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Final Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

            (i) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the

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      Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except where such violation or default does not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (j) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Securities under the Act and the Exchange Act and compliance with the securities or blue sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or
      (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

            (k) The certified public accountants, Deloitte & Touche LLP, who have audited the financial statements of the Company, Shurgard Self Storage SCA ("Shurgard Europe") and Recom & Co. SNC ("Recom") included or incorporated by reference in the Registration Statement and the Final Prospectus, are independent public accountants as required by the Act.

            (l) The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the consolidated Subsidiaries and of Shurgard Europe, in each case on the basis stated in the Registration Statement and the Final Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto) are fairly presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.


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            (m) The execution and delivery of, and the performance by the
      Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal and state securities laws.

            (n) Except as disclosed in the Registration Statement and the Final Prospectus, subsequent to the respective dates as of which such information is given in the Registration Statement and the Final Prospectus, neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries other than as a result of borrowings made by the Company under its credit facility in the ordinary course of business, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (o) (i) The Company, or, as applicable, each Subsidiary, has good and marketable title to all of the properties (including the Properties listed as wholly owned by the Company or any of the Subsidiaries on
      Schedule III hereto) and assets reflected in the financial statements hereinabove described (or as otherwise described in the Registration Statement and the Final Prospectus), subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as otherwise described in the Registration Statement or the Final Prospectus or on Schedule III hereto) or which are not material in amount; (ii) the Company occupies its leased properties under valid and binding leases conforming, to the extent such leases are described therein, to the descriptions thereof set forth in the Registration Statement and the Final Prospectus; (iii) no tenant of any of the Properties is in default under any of the leases pursuant to which any property is leased (and the Company does not know of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases) other than such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (iv) no person has an option to purchase all or any part of any Property or any interest therein other than the Company and as disclosed in Schedule III hereto;
      (v) each of the Properties complies with all applicable codes, laws and regulations (including, without limitation, building and zoning codes, laws and regulations and laws relating to access to the properties) and with all agreements between the Company and third parties relating to the ownership or use of any Property by the Company, except if and to the extent disclosed in the Registration Statement or the Final Prospectus and except for such failures to comply that would not have a material adverse effect on the condition

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      (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (vi) there are in effect for the assets of the Company and the Properties insurance coverages that are commercially reasonable and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar assets, and the Company has not received from any insurance company notice of any material defects or deficiencies affecting the insurability of any such assets; and (vii) the Company does not have any knowledge of any pending or threatened condemnation proceedings, zoning change, or other similar proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on or access to the Properties, except for such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (p) The Company has title policies in effect or binding commitments from title insurance companies for the issuance of title insurance on each of the Properties, except where the failure to have such title insurance would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (q) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement, any Preliminary Final Prospectus, the Final Prospectus or other materials, if any, permitted by the Act.

            (r) Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") and agreements with third parties relating to ownership or use of any Property by the Company or any Subsidiary, as the case may be, as are necessary to own its properties and to conduct its business in the manner described in the Registration Statement and the Final Prospectus, subject to such qualifications as may be set forth in the Registration Statement and the Final Prospectus and except where the failure to have such permits and agreements would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and agreements and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit or agreement, subject in each case to such qualification as may be set forth in the Registration Statement and the Final Prospectus; and, except as described in the Registration Statement and the Final Prospectus, none of such permits or agreements contains any restriction that would have a material adverse effect on the

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      condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (s) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (t) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (u) The Company and each of the Subsidiaries have filed all federal, state and foreign tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, except where such failure to file or default in payment would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (v) No holder of any security of the Company has any right to require registration of shares of capital stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

            (w) The Company and the Subsidiaries own or possess in the United States all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights described in the Registration Statement and the Final Prospectus as being owned by them or any of them or necessary for the conduct of their respective businesses and the Company is not aware of any claim to the contrary or any challenge by any other person in the United States or in any foreign jurisdiction to the rights of the Company and the Subsidiaries with respect to the foregoing which claim or challenge, if determined adversely to the Company, would have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

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            (x) Except as otherwise disclosed in the Registration Statement and the Final Prospectus, the Company has not authorized or conducted and does not have knowledge of the generation, transportation, storage, presence, use, treatment, disposal, release, or other handling of any hazardous substance, hazardous waste, hazardous material, hazardous constituent, toxic substance, pollutant, contaminant, asbestos, radon, polychlorinated biphenyls ("PCBs"), petroleum product or waste (including crude oil or any fraction thereof), natural gas, liquefied gas, synthetic gas or other material defined, regulated, controlled or potentially subject to any remediation requirement under any environmental law (collectively, "Hazardous Materials"), on, in, under or affecting any real property currently leased or owned or by any means controlled by the Company, including the Properties (the "Real Property") except as in material compliance with applicable laws; to the knowledge of the Company, the Real Property and the Company's operations with respect to the Real Property are in compliance with all federal, state and local laws, ordinances, rules, regulations and other governmental requirements relating to pollution, control of chemicals, management of waste, discharges of materials into the environment, health, safety, natural resources, and the environment (collectively, "Environmental Laws"), and the Company has, and is in compliance with, all licenses, permits, registrations and government authorizations necessary to operate under all applicable Environmental Laws, except where the failure to have or comply with such license, permit, registration or authorization would not have a material adverse effect on the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business. Except as otherwise disclosed in the Registration Statement and the Final Prospectus, the Company has not received any written or oral notice from any governmental entity or any other person and there is no pending or, to the knowledge of the Company, threatened claim, litigation or any administrative agency proceeding that: alleges a violation of any Environmental Laws by the Company; alleges that the Company is a liable party or a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq., or any state superfund law; has resulted in or could result in the attachment of an environmental lien on any of the Real Property; or alleges that the Company is liable for any contamination of the environment, contamination of the Real Property, damage to natural resources, property damage, or personal injury based on their activities or the activities of their predecessors or third parties (whether at the Real Property or elsewhere) involving Hazardous Materials, whether arising under the Environmental Laws, common law principles, or other legal standards except to the extent such notice, claim, litigation or administrative agency proceeding involves matters that would not have a material adverse effect on the condition (financial or other), business, prospectus, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

            (y) The Company was organized and has operated in conformity with the requirements for qualification as a real estate investment trust (a "REIT") under Sections 856 through 858 of the Internal Revenue Code of 1986, as amended (the "Code"), for each of its taxable years ended December 31, 1995 through December 31, 2002, and the

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      Company's current organization and method of operation should enable it to continue to qualify as a REIT under the Code.

            (z) Neither the Company nor any Subsidiary is or will become as a result of the transactions contemplated hereby, or will conduct its business in a manner in which it would become, "an investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            (aa) The statements set forth in the Final Prospectus under the caption "Federal Income Tax Considerations" fairly and accurately state the federal income tax considerations that would be material to a holder of Common Stock.

         Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

      2.    Purchase and Sale.

            (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $31.119 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in Schedule II hereto.

            (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 750,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Such option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Such option may be exercised in whole or in part at any time on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of shares of the Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

      3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in
Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

      If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

      4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.


      5. Agreements.


      (a) The Company agrees with the several Underwriters that:

            (i) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Preliminary Final Prospectus or the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Preliminary Final Prospectus or the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (2) when the Preliminary Final Prospectus or the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and
      (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

            (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

            (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

            (iv) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

            (v) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

            (vi) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.

            (vii) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

            (viii) The Company will use its best efforts to meet the requirements to qualify as a REIT under the Code unless the Company's Board of Directors determines by resolution that it is in the best interests of the Company's stockholders not to so qualify.

      (b) If the Securities will be offered and sold in jurisdictions outside the United States, each Underwriter further represents, warrants and agrees that:

            (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

            (ii) it has only been communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 ("FMSA")) received by it in connection with the issue and sale of any Securities in circumstances in which section 21(1) of the FMSA does not apply to the Company;

            (iii) it has complied and will comply with all applicable provisions of the FMSA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

            (iv) the offer in The Netherlands of the Securities is exclusively limited to persons who trade or invest in securities in the conduct of a profession or business (which include banks, stockbrokers, insurance companies, pension funds, other institutional investors and finance companies and treasury departments of large enterprises).

      6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

            (b) The Company shall have requested and caused Perkins Coie LLP, counsel for the Company, to have furnished to the Underwriters their opinion, dated the Closing Date and addressed to the Underwriters substantially in the form of Annex A hereto. In rendering their opinion as aforesaid, counsel may rely (A) upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Washington, provided that (1) each such local counsel is acceptable to you, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to you and is, in form and substance satisfactory to you and your counsel, and
      (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon; and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

            (c) The Underwriters shall have received from King & Spalding LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (d) The Company shall have furnished to the Underwriters a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

                  (i) the representations and warranties of the Company in this
            Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                  (ii) no stop order suspending the effectiveness of the
            Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                  (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

            (e) The Company shall have requested and caused Deloitte & Touche LLP to have furnished to the Underwriters, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company and Shurgard Europe for the three-month period ended March 31, 2003, and at March 31, 2003 in accordance with Statement on Auditing Standards No. 100, and stating in effect, except as provided in Schedule I hereto, that:

                           (i) in their opinion the audited financial statements
                  and financial statement schedules of each of the Company, Shurgard Europe and Recom included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                           (ii) on the basis of a reading of the latest
                  unaudited financial statements made available by the Company and its subsidiaries and by each of Shurgard Europe and Recom; their limited review, in accordance with standards established under Statement on Auditing Standards No. 100, of the unaudited interim financial information for the Company and Shurgard Europe for the three-month period ended March 31, 2003 and as at March 31, 2003, included or incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and audit and compensation committees of the Company and the Subsidiaries, Shurgard Europe and Recom; and inquiries of certain officials of each of the Company, Shurgard Europe and Recom who have responsibility for financial and accounting matters of the Company and its subsidiaries, Shurgard Europe and Recom, as applicable, as to transactions and events subsequent to December 31, 2002, nothing came to their attention which caused them to believe that:

                              (1) any unaudited financial statements included or
                        incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles in the United States applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                              (2) with respect to the period subsequent to
                        December 31, 2002, there were any changes, at a specified date not more than three

                        Business Days prior to the date of the letter, in the long term debt (defined as lines of credit plus notes payable) of the Company and its subsidiaries or capital stock of the Company or decreases in consolidated assets or the shareholders' equity of the Company as compared with the amounts shown on the December 31, 2002 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from January 1, 2003, to such specified date there were any decreases, as compared with the same period in the prior year, in consolidated revenue or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives;

                              (3) the information included or incorporated by
                        reference in the Registration Statement and Final Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                        (iii) they have performed certain other specified
                  procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries, Shurgard Europe and Recom, as applicable) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Capitalization" and "Selected Financial Information" in the Final Prospectus, in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q included or incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the Company's Current Reports on Form 8-K dated May 12, 2003, May 16, 2003, May 22, 2003, June 2, 2003, July 2, 2003 and July 7,
                  2003, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, Shurgard Europe and Recom, as applicable, excluding any questions of legal interpretation; and

                        (iv) on the basis of a reading of the unaudited pro
                  forma financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus (the "pro forma financial statements"); carrying out certain specified procedures; inquiries of certain officials of the Company, Shurgard Europe and Recom who have responsibility for financial and accounting matters; and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statements do not comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

      References to the Final Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

            (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or
      (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

            (g) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

            (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

            (i) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Representatives.

            (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company addressed to the Representatives.

      If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives . Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

      The documents required to be delivered by this Section 6 shall be delivered at the office of King & Spalding LLP, counsel for the Underwriters, at 191 Peachtree Street, Atlanta, Georgia 30303, on the Closing Date.

      7. Reimbursement of Underwriters' Expenses.

             (a) The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, of the Final Prospectus and the Preliminary Final Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Final Prospectus, the Preliminary Final Prospectus, the Incorporated Documents, and all amendments or supplements to any of them, as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any Blue Sky Memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the fees and expenses, if any, incurred in connection with rating the Securities by any rating agency and the admission of the Securities for trading on any stock exchange; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 5(e) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, printing or reproduction, and delivery of the Blue Sky Memorandum and such registration and qualification); (vii) the costs and charges of the Trustee and any transfer agent, registrar or depositary; and (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

            (b) If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

      8. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each

     Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that with respect to any untrue statement or omission of material fact made in any Preliminary Final Prospectus, the indemnity agreement contained in this
     Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (w) the Company had previously furnished copies of the Final Prospectus to the Underwriters, (x) delivery of the Final Prospectus was required by the Act to be made to such person, (y) the untrue statement or omission of a material fact contained in the Preliminary Final Prospectus was corrected in the Final Prospectus and (z) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Final Prospectus; provided further, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                  (b) Each Underwriter severally and not jointly agrees to
            indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting" or "Plan of Distribution", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids, including descriptions of the effects of any such activities, in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

                  (c) Promptly after receipt by an indemnified party under this
            Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or
            (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood, however, that the Company shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriters and controlling persons, which firm shall be designated in writing by Citigroup Global Markets Inc. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes no admission of guilt and an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                  (d) In the event that the indemnity provided in paragraph (a)
            or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

      9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this
Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

      10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time
(i) trading in the Company's Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto) or (iv) a material disruption in commercial banking or securities settlement or clearance services in the United States.

      11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

      12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.:
(212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to Shurgard Storage Centers, Inc., Attention: General Counsel (Fax No. (206) 652-3767) and confirmed to it at 1155 Valley Street, Suite 400, Seattle, Washington, Attention: Christine M. McKay, Esq., Senior Vice President, General Counsel and Secretary.

      13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

      14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.


      15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.


      16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.


      17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.


            "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

            "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

            "Commission" shall mean the Securities and Exchange Commission.

            "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

            "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

            "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

            "Properties" shall mean the properties listed on Schedule III hereto which represent, as of March 31, 2003, all of the real property in which the Company, either directly or through its Subsidiaries (as defined herein), owns an interest.

            "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

            "Rule 415", "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

            "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

            "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                           Very truly yours,

                                           Shurgard Storage Centers, Inc.


                                           By:   /s/ Charles K. Barbo
                                                 -------------------------------
                                                    Name: Charles K. Barbo
                                                    Title: Chairman


The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.
Citigroup Global Markets Inc.
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

By:      Citigroup Global Markets Inc.

      /s/ Paul Ingrassia
By:   ..........................................
   Name: Paul Ingrassia
   Title: Managing Director
For itself and the other
several Underwriters, if any,
named in Schedule II to
the foregoing Agreement.

                                   SCHEDULE I

Underwriting Agreement dated July 11, 2003

Registration Statement No. 333-54392 and 333-100165

Representative(s):         Citigroup Global Markets Inc.
                           Banc of America Securities LLC
                           Merrill Lynch, Pierce, Fenner & Smith
                                    Incorporated

Title, Purchase Price and Description of Securities:

         Title:  Class A Common Stock

         Number of Securities to be sold by the Company:  5,000,000

         Price to Public per Share (include accrued dividends, if any): $32.50

         Price to Public -- total: $162,500,000

         Underwriting Discount per Share:  $1.381

         Underwriting Discount -- total: $6,905,000

         Proceeds to Company per Share:  $31.119

         Proceeds to Company -- total: $155,595,000

         Other provisions:  None

Closing Date, Time and Location:   July 16, 2003 at 10:00 a.m. at the offices of
                                   King &   Spalding LLP, 191 Peachtree Street,
                                   Atlanta, Georgia 30303.

Type of Offering: Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): 30 days from the date of the Final Prospectus

Modification of items to be covered by the letter from Deloitte & Touche LLP delivered pursuant to Section 6(e) at the Execution Time: None

                                   SCHEDULE II

                                                     NUMBER OF UNDERWRITTEN
UNDERWRITERS                                         SECURITIES TO BE PURCHASED
------------                                         --------------------------
Citigroup Global Markets Inc.                        3,000,000
                                                     ---------
Banc of America Securities LLC                       1,000,000
                                                     ---------
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated                               1,000,000
                                                     =========
Total ...........................                    5,000,000
                                                     =========

                                  SCHEDULE III

                               LIST OF PROPERTIES

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                       PROPERTY LOCATION         / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                       -----------------          ---------        -----      -----     -----------
3040       1       1 Tanque Verde                       Tucson                     AR            2002         2002      62,000
3013      10       2 Chandler                           Chandler                   AZ            1986         1986      71,000
3033     291       3 Val Vista (6)(8)                   Gilbert                    AZ            1999         1999      52,000
3038       1       4 Cooper Road                        Gilbert                    AZ            2001         2001      48,000
3015      10       5 Mesa                               Mesa                       AZ            1987         1985      99,000
3017     110       6 Warner (1)                         Mesa                       AZ            1995         1985      61,000
3018       1       7 Dobson Ranch                       Mesa                       AZ            1996         1978      58,000
3004      10       8 Phoenix                            Phoenix                    AZ            1985         1984      78,000
3014      10       9 Phoenix East                       Phoenix                    AZ            1987         1984      65,000
3021     290      10 Arrowhead (6)                      Phoenix                    AZ            1997         1997      67,000
3027       1      11 Colonnade (2)                      Phoenix                    AZ            1998         1997      30,000
3028       1      12 Union Hills (8)                    Phoenix                    AZ            1998         1998      65,000
3022     290      13 Ahwatukee (6)(8)                   Phoenix                    AZ            1998         1998      70,000
3039       1      14 Desert Sky                         Phoenix                    AZ            2001         2001      68,000
3002      10      15 Scottsdale                         Scottsdale                 AZ            1985       1976/85     47,000
3020       1      16 Shea                               Scottsdale                 AZ            1997         1996      43,000
3019       1      17 Airpark                            Scottsdale                 AZ            1997         1997      49,000
3003       1      18 Scottsdale North                   Scottsdale                 AZ           1985/87       1985     112,000
3001       1      19 Tempe                              Tempe                      AZ            1984         1976      54,000
3032       1      20 Mill Avenue (8)                    Tempe                      AZ            1999         1998      30,000
3030       1      21 Speedway (8)                       Tucson                     AZ            1998         1998      68,000
3035     292      22 Houghton Road (7)(8)               Tucson                     AZ            1999         2000      68,000
5036       1      23 Aliso Viejo                        Aliso Viejo                CA            1996         1996      86,000
5052     292      24 Antioch (7)(8)                     Antioch                    CA            1999         1999      57,000
5038       1      25 Bloomington                        Bloomington                CA            1997         1983      50,000
5035       1      26 Castro Valley Business Park (4)    Castro Valley              CA            1994         1989
5029       1      27 Castro Valley                      Castro Valley              CA            1996         1975      50,000
5001      10      28 Colton                             Colton                     CA            1985         1984      73,000
5043     120      29 Costa Mesa (1)(8)                  Costa Mesa                 CA            1999         1998      40,000
5027       2      30 Daly City                          Daly City                  CA            1995         1989      96,000
5011       1      31 El Cajon                           El Cajon                   CA            1986         1977     130,000
5018      10      32 Fontana Sierra                     Fontana                    CA            1987       1980/85     85,000
5002      10      33 Hayward                            Hayward                    CA            1985         1983      48,000
5003      10      34 Union City                         Hayward                    CA            1985         1985      41,000
5021       1      35 Huntington Beach                   Huntington Beach           CA            1988         1986      99,000
5050     120      36 Westpark (1)(8)                    Irvine                     CA            2000         1999     110,000
5005      10      37 La Habra                           La Habra                   CA            1986       1979/91     95,000
5042       1      38 Alicia Parkway                     Laguna Hills               CA            1998         1991     100,000
5059     120      39 Cabot Road                         Laguna Niguel              CA            2001         2001      64,000
5062       1      40 Livermore                          Livermore                  CA            2002         2002      71,600
5015       1      41 Culver City                        Los Angeles                CA            1988         1989      77,000
5028     200      42 Martinez (1)                       Martinez                   CA            1995         1987      56,000
5019      10      43 Mountain View                      Mountain View              CA            1987         1986      28,000
5030       1      44 Newark                             Newark                     CA            1996         1991      61,000
5061       1      45 Oakley                             Oakley                     CA            2001         2001      56,000
5022       1      46 Ontario                            Ontario                    CA            1996         1984      57,000
5023       1      47 Orange                             Orange                     CA            1996         1985      89,000
5008      10      48 Palo Alto                          Palo Alto                  CA            1986         1987      48,000
5026     200      49 Pinole (1)                         Pinole                     CA            1995         1988      37,000
5007       1      50 El Cerrito                         Richmond                   CA            1986         1987      62,000
5054       1      51 Rohnert Park                       Rohnert Park               CA            2001         2001      70,000
5031       1      52 Sacramento                         Sacramento                 CA            1996         1991      53,000
5013      10      53 Kearney-Balboa                     San Diego                  CA            1986         1984      90,000
5016      10      54 S. San Francisco                   San Francisco              CA            1987         1985      56,000
5045     291      55 Van Ness (6)(8)                    San Francisco              CA            1999      1999/1934    94,000
5065              56 SF- Evans                          San Francisco              CA            2002         2002      80,123
5039     290      57 Blossom Valley (6)(8)              San Jose                   CA            1998         1998      64,000
5049       1      58 Capital Expressway (2)(8)          San Jose                   CA            2000         2000      66,000
5058       1      59 Vista Park                         San Jose                   CA            2001         2001     111,000
5060     120      60 San Juan Creek                     San Juan                   CA            2001         2001      48,000
5032       1      61 San Leandro                        San Leandro                CA            1996         1991      59,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
 5033      1      62 San Lorenzo                        San Lorenzo                CA            1996         1990      54,000
 5063      1      63 Monterey                           Sand City                  CA            2002         2002      74,059
 5014      1      64 Santa Ana                          Santa Ana                  CA            1986       1975/86    167,000
 5010      1      65 Westwood                           Santa Monica               CA            1986         1988      65,000
 5020      1      66 Solana Beach (2)                   Solana Beach               CA            1987         1984      87,000
 5006      1      67 Sunnyvale                          Sunnyvale                  CA            1986       1974/75    153,000
 5034      1      68 Tracy                              Tracy                      CA            1996         1986      70,000
 5064      1      69 Tracy II                           Tracy                      CA            2002         2002      74,371
 5024      1      70 Walnut                             Walnut                     CA            1996         1986      97,000
 5053    292      71 Walnut Creek (2)(7)(8)             Walnut Creek               CA            1999         1987     105,000
 6001     10      72 Tamarac                            Denver                     CO            1984         1977      25,000
 6004     10      73 Thornton                           Denver                     CO            1984         1984      41,000
 6006      1      74 Lakewood                           Golden                     CO            1986         1985      67,000
 6008      1      75 Kipling & Hampden                  Lakewood                   CO            2002         2002      41,950
 6002     10      76 Windermere                         Littleton                  CO            1984       1977/79     80,000
 6005     10      77 Northglenn                         Northglenn                 CO            1987         1979      75,000
10029    275      78 West Town (1)(8)                   Altamonte Springs          FL            1998         1998      50,000
10031    276      79 Brandon (1)(8)                     Brandon                    FL            1999         1999      69,000
10009    210      80 Davie (1)                          Davie                      FL            1996         1990      76,000
10033    278      81 Daytona Beach (1)(8)               Daytona Beach              FL            1999         1999      74,000
10010      1      82 Delray Beach                       Delray Beach               FL            1996         1986      77,000
10001     10      83 Oakland Park                       Ft. Lauderdale             FL            1985       1974/78    290,000
10025      1      84 Lauderhill                         Lauderhill                 FL            1997         1986      62,000
10008      1      85 Margate                            Margate                    FL            1996         1984      75,000
10034    279      86 Eau Galllie (1)(8)                 Melbourne                  FL            1999         1999      59,000
10020    271      87 Oviedo (1)                         Orlando                    FL            1997         1997      65,000
10021    270      88 South Orange (1)                   Orlando                    FL            1997         1997      71,000
10023    272      89 Maitland (1)                       Orlando                    FL            1997         1997      78,000
10022    273      90 S. Semoran (1)                     Orlando                    FL            1997         1997      83,000
10035    282      91 Vineland (1) (8)                   Orlando                    FL            1999         1998      48,000
10040    285      92 Colonial Town                      Orlando                    FL            2001         2001      56,000
10042      1      93 McCoy                              Orlando                    FL            2001         2001      74,000
10045    287      94 Fairbanks                          Orlando                    FL            2002         2002      65,204
10014    286      95 Alafaya Trail                      Orlando                    FL            2002         2002      67,000
10043      1      96 University                         Orlando                    FL            2002         2002      78,000
10032    277      97 Ormond Beach (1)(8)                Ormond Beach               FL            1999         1999      60,000
10002     10      98 Seminole                           Seminole                   FL            1986       1984/85     61,000
10028    274      99 Red Bug (1)                        Seminole County            FL            1997         1997      75,000
10036    280     100 Hyde Park (1)(8)                   Tampa                      FL            1999         1999      61,000
10037    281     101 Carrollwood (1)(8)                 Tampa                      FL            1999         1999      62,000
10039    284     102 Oldsmar (1)(8)                     Tampa                      FL            2000         2000      53,000
10038    283     103 West Waters (1)(8)                 Tampa                      FL            2000         2000      71,000
10004     10     104 Blue Heron                         West Palm Beach            FL            1987         1975     167,000
10003     10     105 Military Trail                     West Palm Beach            FL            1987         1981     124,000
11003     31     106 Ansley Park                        Atlanta                    GA            1995         1991      69,000
11009     31     107 Decatur                            Atlanta                    GA            1995         1992      65,000
11008     31     108 Brookhaven                         Atlanta                    GA            1995         1992      66,000
11010      1     109 Clairemont                         Atlanta                    GA            1996         1990      41,000
11013      1     110 Perimeter                          Atlanta                    GA            1996         1996      72,000
11016    290     111 Jones Bridge (6)                   Atlanta                    GA            1997         1997      75,000
11015      1     112 Satellite Blvd.                    Duluth                     GA            1997         1994      75,000
11014      1     113 Peachtree                          Duluth                     GA            1997         1996     100,000
11002      1     114 Morgan Falls                       Dunwoody                   GA            1996         1990      76,000
11007      1     115 Forest Park                        Forest Park                GA            1996         1980      65,000
11012      1     116 Gwinnett                           Lawrenceville              GA            1996         1996      71,000
11017    290     117 Lawrenceville (6)                  Lawrenceville              GA            1997         1997      74,000
11019    291     118 Sandy Plains (6)(8)                Marietta                   GA            1998         1998      68,000
11004      1     119 Norcross                           Norcross                   GA            1996         1984      62,000
11001      1     120 Roswell                            Roswell                    GA            1986         1986      57,000
11021    292     121 Holcomb Bridge (7)(8)              Roswell                    GA            1999         2000      57,000
11005      1     122 Stone Mountain                     Stone Mountain             GA            1996         1985      61,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
11006      1     123 Tucker                             Tucker                     GA            1996         1987      60,000
14001     10     124 Alsip                              Alsip                      IL            1982         1980      79,000
14025      1     125 Berwyn                             Berwyn                     IL            2002         2002      69,505
14012      1     126 Bolingbrook                        Bolingbrook                IL            1997         1997      68,000
14006     10     127 Bridgeview                         Bridgeview                 IL            1985         1983      75,000
14002     10     128 Dolton                             Calumet City               IL            1982         1979      79,000
14013    290     129 Fox Valley (6)(8)                  Chicago                    IL            1998         1998      71,000
14026      1     130 Chicago Heights                    Chicago Heights            IL            2002         2002      69,785
14016    291     131 Country Club Hills (6)(8)          Country Club Hills         IL            1999         1999      74,000
14009      1     132 Hillside                           Hillside                   IL            1988         1988      64,000
14023      1     133 Lincolnwood                        Lincolnwood                IL            2001         2001      58,000
14008     10     134 Lisle                              Lisle                      IL            1986       1976/86     53,000
14003     10     135 Lombard                            Lombard                    IL            1982         1980      53,000
14024      1     136 Niles                              Niles                      IL            2002         2002      49,431
14010      1     137 Oak Forest                         Orland Park                IL            1995         1991      87,000
14020    292     138 Palatine (7)(8)                    Palatine                   IL            2000         2000      52,000
14004     10     139 Rolling Meadows                    Rolling Meadows            IL            1982         1980      71,000
14005     10     140 Schaumburg                         Schaumburg                 IL            1982         1980      71,000
14018    291     141 Schaumburg South (6)(8)            Schaumburg                 IL            1999         1999      72,000
14022      1     142 Wheaton                            Wheaton                    IL            2001         2001      51,000
14007     10     143 Willowbrook                        Willowbrook                IL            1986       1979/82     44,000
15003      1     144 Carmel                             Carmel                     IN            1996         1996      61,000
15019      1     145 Geist                              Fishers                    IN            2002         1999      63,000
15002      1     146 College Park                       Indianapolis               IN            1986         1984      68,000
15001      1     147 Glendale                           Indianapolis               IN            1986         1985      60,000
15004      1     148 Georgetown                         Indianapolis               IN            1996         1996      72,000
15005      1     149 Allisonville                       Indianapolis               IN            1997         1987      87,000
15007      1     150 Castleton                          Indianapolis               IN            1998         1988      48,000
15006    290     151 Eaglecreek (6) (8)                 Indianapolis               IN            1998         1998      73,000
15011    292     152 Downtown Indy (7)(8)               Indianapolis               IN            1999         1999      61,000
15012    292     153 East Washington (7)(8)             Indianapolis               IN            1999         1999      69,000
15020      1     154 E. 62nd St.                        Indianapolis               IN            2002         1999      50,000
15018      1     155 Speedway                           Indianapolis               IN            2002         2002      62,000
15008    290     156 County Line (2)(6)(8)              SouthPort                  IN            1998         1998      72,000
20012    290     157 Annapolis  (2)(6)(8)               Annapolis                  MD            1998         1998      69,000
20011      1     158 Clinton                            Clinton                    MD            1986         1985      54,000
20010      1     159 Frederick                          Frederick                  MD            1994         1987      32,000
20009      1     160 Oxon Hill                          Ft. Washington             MD            1994         1987      28,000
20006      1     161 Gaithersburg                       Gaithersburg               MD            1994         1986      82,000
20005     10     162 Crofton                            Gambrills                  MD            1988         1985      40,000
20007      1     163 Germantown                         Germantown                 MD            1994         1988      45,000
20003     10     164 Laurel                             Laurel                     MD            1988         1984      30,000
20014      1     165 Reistertown                        Owings Mills               MD            2002         1992      20,617
20008      1     166 Briggs Chaney                      Silver Spring              MD            1994         1987      28,000
20001      1     167 Suitland                           Suitland                   MD            1987         1985      45,000
23009     10     168 Walled Lake                        Walled Lake                MI           1985/89       1984      69,000
23019      1     169 Ann Arbor                          Ann Arbor                  MI            1988         1977      62,000
23037      1     170 Auburn Hills                       Auburn  Hills              MI            2001         2001      67,000
23020      1     171 Canton                             Canton                     MI            1988         1986      59,000
23007      1     172 Plymouth                           Canton Township            MI            1985         1979      81,000
23036    292     173 Canton Township (7)(8)             Canton Township            MI            2000         2000      68,000
23033    291     174 Clinton Township (6)(8)            Clinton Township           MI            1999         1999      70,000
23014      1     175 Madison Heights                    Detroit                    MI            1995         1977      66,000
23028      1     176 Flint East                         Flint                      MI            1997         1977      46,000
23039      1     177 Flint South                        Flint                      MI            2001         1998      56,000
23021      1     178 Fraser                             Fraser                     MI            1988         1985      73,000
23003      1     179 Grand Rapids                       Grand Rapids               MI            1983         1978      45,000
23030      1     180 Jackson                            Jackson                    MI            1997         1978      49,000
23004     10     181 Lansing                            Lansing                    MI            1983       1978/79     40,000
23022      1     182 Livonia                            LIvonia                    MI            1988         1985      67,000
23038     11     183 Mt Clemens                         Mt. Clemens                MI            2001         2001      66,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
23034      1     184 Rochester Hills                    Rochester Hills            MI            2001         2001      71,000
23005     10     185 Southfield                         Southfield                 MI            1983         1976      76,000
23041    260     186 Telegraph Road                     Southfield                 MI            2002         2002      68,315
23023      1     187 Sterling Heights                   Sterling Heights           MI            1996         1986     105,000
23026      1     188 Taylor                             Taylor                     MI            1995         1980      83,000
23002     10     189 Troy - Maple                       Troy                       MI            1981       1975/77     81,000
23006     10     190 Troy - Oakland Mall                Troy                       MI            1983         1979      88,000
23025      1     191 Rochester (8)                      Utica                      MI            1996         1989      57,000
23024      1     192 Warren                             Warren                     MI            1988         1985      68,000
25001    254     193 SouthHaven (1) (8)                 Memphis                    MS            1998         1998      42,000
34003      1     194 Cary                               Cary                       NC            1994         1984      34,000
34135    125     195 Pavilion                           Charlotte                  NC            2002                   67,832
34114    125     196 Wilkinson                          Charlotte                  NC            2002                   89,729
34115    125     197 N. Tryon                           Charlotte                  NC            2002                   99,467
34133    125     198 Park Rd                            Charlotte                  NC            2002                  122,349
34122    125     199 Arrowood                           Charlotte                  NC            2002                  138,379
34124    125     200 Amity Ct                           Charlotte                  NC            2002                   63,572
34103    125     201 Eastland                           Charlotte                  NC            2002                   83,304
34104    125     202 Albermarle                         Charolrtte                 NC            2002                  107,976
34147    125     203 Clayton                            Clayton                    NC            2002                   47,940
34129    125     204 Concord                            Concord                    NC            2002                   84,978
34004      1     205 Garner                             Garner                     NC            1994         1987      28,000
34156    125     206 Cone Blvd                          Greensboro                 NC            2002                   32,913
34142    125     207 Randleman                          Greensboro                 NC            2002                   83,040
34113    125     208 Hickory                            Hickory                    NC            2002                  114,246
34153    125     209 English Rd                         High Point                 NC            2002                   24,902
34116    125     210 Lexington NC                       Lexington                  NC            2002                   55,874
34105    125     211 COTT                               Matthews                   NC            2002                   39,919
34127    125     212 Stallings                          Matthews                   NC            2002                   87,852
34101    125     213 Matthews                           Matthews                   NC            2002                  127,899
34107    125     214 Monroe                             Monroe                     NC            2002                  107,928
34005      1     215 Morrisville                        Morrisville                NC            1994         1988      40,000
34102    125     216 Pineville                          Pineville                  NC            2002                  192,294
34001      1     217 Glenwood                           Raleigh                    NC            1994         1983      31,000
34002      1     218 Capital Blvd.                      Raleigh                    NC            1994         1984      34,000
34006    290     219 Creedmoor (6)                      Raleigh                    NC            1997         1997      72,000
34120    125     220 Rockingham                         Rockingham                 NC            2002                   54,639
34109    125     221 Salisbury                          Salisbury                  NC            2002                  113,418
34154    125     222 Wake Forest                        Wake Forest                NC            2002                   39,530
34146    125     223 Weddington                         Waxhaw                     NC            2002                   70,805
34149    125     224 Country Club                       Winston Salem              NC            2002                   39,224
34155    125     225 Silas Creek                        Winston, Salem             NC            2002                   35,065
34106    125     226 Winston                            Winston, Salem             NC            2002                   74,718
31004    292     227 Bricktown (7)(8)                   Bricktown                  NJ            1999         2000      71,000
31006            228 Rockaway (Dover)                   Dover                      NJ            2003         2003      63,700
31001      1     229 Old Bridge                         Matawan                    NJ            1987         1987      89,000
31003      1     230 Marlboro                           Morganville                NJ            2001         2001      74,000
31005      1     231 Voorhees                           Voorhees                   NJ            2001         2001      71,000
33004      1     232 Gold Street                        Brooklyn                   NY            1986         1940     102,000
33005      1     233 Utica                              Brooklyn                   NY            1986         1964      75,000
33015    292     234 Hempstead (7)(8)                   Hempstead                  NY            1999         1999      66,000
33014    292     235 Commack (7)(8)                     Huntington                 NY            1999         1999      80,000
33008    300     236 Melville (6)(8)                    Long Island                NY            1998         1998      74,000
33017    292     237 Great Neck (7)(8)                  Long Island                NY            1999         1929      20,000
33016    292     238 Nesconset (7)(8)                   Long Island                NY            2000         2000      50,000
33018    292     239 Beth Page (7)(8)                   Long Island                NY            2000         2000      81,000
33002      1     240 Van Dam                            Long Island City           NY            1986         1925      58,000
33003      1     241 Northern Boulevard(2)              Long Island City           NY            1987         1940      76,000
33001      1     242 Yonkers                            Yonkers                    NY            1986         1928     100,000
37001    230     243 Riverside                          Tulsa                      OK            2001         2001      54,000
38003     10     244 Beaverton                          Beaverton                  OR            1985         1974      25,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
38007     10     245 Denny Road                         Beaverton                  OR            1989         1988      65,000
38011      1     246 Allen Blvd.                        Beaverton                  OR            1996         1973      42,000
38010    210     247 Milwaukie (1)                      Milwaukie                  OR            1996         1990      59,000
38006     10     248 Portland                           Portland                   OR            1988         1988      49,000
38014    200     249 16th and Sandy (1)                 Portland                   OR            1995         1973      26,000
38013     31     250 Oregon City                        Portland                   OR            1995         1992      57,000
38015     31     251 Barbur Boulevard                   Portland                   OR            1995         1993      67,000
38008    210     252 Division (1)                       Portland                   OR            1996         1992      47,000
38019      1     253 Gresham                            Portland                   OR            1996         1996      64,000
38020      1     254 Hillsboro                          Portland                   OR            1996         1996      66,000
38001     10     255 Salem                              Salem                      OR            1983       1979/81     67,000
38016     31     256 Liberty Road                       Salem                      OR            1995         1993      54,000
38004     10     257 King City                          Tigard                     OR            1987         1986      83,000
39007            258 Valley Forge                       Alexandria                 PA            2002         2002      60,899
39006      1     259 Oxford Valley                      Fairless Hills             PA            2002         2002      57,225
39003      1     260 Airport                            Philadelphia               PA            1986         1985      96,000
39002     31     261 Edgemont                           Philadelphia               PA            1995         1992      64,000
39004    290     262 Painter's Crossing (6)(8)          Philadelphia               PA            1998         1998      49,000
39001      1     263 West Chester (2)                   West Chester               PA            1986         1980      84,000
41043    125     264 Charleston                         Ladson                     SC            2002                   63,351
41051    125     265 Ashley River                       Charleston                 SC            2002                   55,820
41019    125     266 Garners Ferry                      Columbia                   SC            2002                   93,645
41008    125     267 Florence                           Florence                   SC            2002                  129,753
41041    125     268 Ballantyne                         Fort Mill                  SC            2002                   41,525
41032    125     269 Woodruff                           Greenville                 SC            2002                   63,008
41038    125     270 Shriners                           Greenville                 SC            2002                   66,922
41018    125     271 Greenville                         Greenville                 SC            2002                  108,530
41048    125     272 Sunset                             Lexington                  SC            2002                   27,689
41050    125     273 Dave Lyle                          Rock Hill                  SC            2002                   42,872
41044    125     274 Rock Hill                          Rock Hill                  SC            2002                   54,726
41011    125     275 Spartanburg                        Spartanburg                SC            2002                   55,090
41010    125     276 Sumter                             Sumter                     SC            2002                   58,309
42009    254     277 Wolfchase (1)                      Memphis                    TN            1997         1997      59,000
42011    254     278 Winchester (1)                     Memphis                    TN            1998         1988      65,000
42012    254     279 Sycamore (1)                       Memphis                    TN            1998       1984/88     55,000
42014    257     280 South Main (1)(8)                  Memphis                    TN            1999         1999      27,000
42010    255     281 Stones River (1) (8)               Murfeesboro                TN            1998         1998      63,000
42003    250     282 Medical Center (1)                 Nashville                  TN            1994         1995      57,000
42004    252     283 Franklin (1)                       Nashville                  TN            1995         1995      55,000
42002    251     284 Hermitage (1)                      Nashville                  TN            1995         1995      65,000
42007    252     285 Rivergate (1)                      Nashville                  TN            1996         1996      53,000
42008    253     286 Hickory Hollow (1)                 Nashville                  TN            1997         1997      53,000
44006     10     287 Arlington/Forum 303                Arlington                  TX            1986         1984      57,000
44043     32     288 East Lamar                         Arlington                  TX            1996         1996      43,000
44040     32     289 South Cooper                       Arlington                  TX            1996         1996      66,000
44007     10     290 North Austin                       Austin                     TX            1986         1982      67,000
44047     32     291 Slaughter Lane                     Austin                     TX            1997         1994      75,000
44046     32     292 Round Rock                         Austin                     TX            1997         1995      55,000
44045     32     293 Georgetown                         Austin                     TX            1997         1996      58,000
44081    292     294 Oak Hills (2)(7)(8)                Austin                     TX            1999         1999      65,000
44066    291     295 Bee Caves Road (6)(8)              Austin                     TX            1999         1999      68,000
44086     32     296 Lakeline                           Austin                     TX            2001         2001      67,000
44089     32     297 Oltorf                             Austin                     TX            2002         2002      67,000
44001     32     298 Bedford                            Bedford                    TX            1985         1984      69,000
44072     32     299 North Carrollton (8)               Carrollton                 TX            2000         1999      65,000
44048     32     300 Valley Ranch                       Coppell                    TX            1997         1995      94,000
44037     32     301 Parker Road                        Dallas                     TX            1995         1995      65,000
44038     32     302 Park Cities East                   Dallas                     TX            1995         1995      68,000
44042     32     303 Preston Road                       Dallas                     TX            1997         1997      62,000
44044     32     304 Lewisville                         Dallas                     TX            1997         1997      62,000
44052    290     305 Greenville (6) (8)                 Dallas                     TX            1998         1998      61,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
44061    291     306 Southlake (6)(8)                   Dallas                     TX            1998         1998      66,000
44065    291     307 Cityplace (6)(8)                   Dallas                     TX            1999         1999      58,000
44069    291     308 Henderson Street (6)(8)            Fort Worth                 TX            1999         1999      66,000
44021     10     309 Imperial Valley                    Houston                    TX            1988         1987      54,000
44026     10     310 Federal                            Houston                    TX            1988         1988      55,000
44023     10     311 Woodlands                          Houston                    TX            1988         1988      64,000
44027     10     312 West U                             Houston                    TX            1989         1988      60,000
44028     10     313 Medical Center                     Houston                    TX            1989         1989      60,000
44029     32     314 Hillcroft (2)                      Houston                    TX            1991         1988      59,000
44036     32     315 Mission Bend                       Houston                    TX            1995         1995      69,000
44031    210     316 River Oaks (1)                     Houston                    TX            1996         1989      67,000
44030     32     317 T.C. Jester                        Houston                    TX            1996         1990      64,000
44041     32     318 Woodforest                         Houston                    TX            1996         1996      54,000
44060    291     319 Champions (6)(8)                   Houston                    TX            1998         1998      65,000
44062     32     320 Cinco Ranch (8)                    Houston                    TX            1999         1998      57,000
44068    291     321 Oak Farm Dairy (6)(8)              Houston                    TX            1999         1999      64,000
44077     32     322 Westchase (8)                      Houston                    TX            2000         1998      52,000
44075     32     323 South Main  (8)                    Houston                    TX            2000         1999      25,000
44008     10     324 Westheimer                         Houston                    TX            1986         1977      73,000
44012     10     325 Hurst                              Hurst                      TX            1987         1974      67,000
44087     32     326 Grapevine (Hwy 26)                 Hurst                      TX            2001         2001      60,000
44011     10     327 Irving/MacArthur Blvd. (3)         Irving                     TX            1985       1975/84    141,000
          10     328 Irving/MacArthur Blvd. (3)         Irving                     TX            1985       1975/84
44010     10     329 Beltline Road                      Irving                     TX            1989       1985/86     68,000
44039     32     330 McArthur Crossing                  Irving                     TX            1996         1996      65,000
44084    292     331 Las Colinas (7)(8)                 Irving                     TX            2000         2000      54,000
44024     32     332 Kingwood                           Kingwood                   TX            1988         1988      54,000
44074     32     333 North Park (8)                     Kingwood                   TX            2000         1996      48,000
44082    292     334 Olympia (7)(8)                     Missouri City              TX            1998         1999      63,000
44073     32     335 First Colony  (8)                  Missouri City              TX            2000         1994      42,000
44109      1     336 Audelia                            Richardson                 TX            2002         2002      42,650
44004     10     337 San Antonio NE                     San Antonio                TX            1985         1982      74,000
44003     10     338 Hill Country Village               San Antonio                TX            1985         1982      79,000
44009     10     339 Thousand Oaks                      San Antonio                TX            1986         1987      53,000
44014     10     340 Fredicksburg                       San Antonio                TX            1987       1978/82     82,000
44020     10     341 Bandera Road                       San Antonio                TX            1988         1981      75,000
44019     10     342 Blanco Road                        San Antonio                TX            1988       1989/91     66,000
44034    110     343 Universal City(1)                  San Antonio                TX            1995         1985      82,000
44033     32     344 Windcrest                          San Antonio                TX            1996         1975      85,000
44051     32     345 Henderson Pass                     San Antonio                TX            1998         1995      57,000
44050     32     346 Nacodoches                         San Antonio                TX            1998         1996      59,000
44054     32     347 Highway 78                         San Antonio                TX            1998         1997      55,000
44080    292     348 Medical Center SA (7)(8)           San Antonio                TX            1998         1999      58,000
44057     32     349 Quarry (8)                         San Antonio                TX            1999         1999      64,000
44079    292     350 Helotes (7)(8)                     San Antonio                TX            2000         2000      56,000
44088     32     351 Shavano Park                       San Antonio                TX            2001         2001      59,000
44022     10     352 Sugarland                          Sugarland                  TX            1988         1987      55,000
47040    292     353 Old Towne (7)(8)                   Alexandria                 VA            1999         1999      69,000
47019      1     354 Fordson Road                       Alexandria                 VA            2002         1984      51,000
47044      1     355 Burke Ctr. Business Park (4)       Burke                      VA            2001         1983      29,000
47043      1     356 Burke Centre                       Burke                      VA            2001         1983      65,000
47023      1     357 Charlottesville                    Charlottesville            VA            1994         1984      32,000
47027      1     358 Cedar Road                         Chesapeake                 VA            1994         1989      36,000
47015      1     359 Chesapeake                         Chesapeake                 VA            1996         1986      58,000
47021      1     360 Dale City                          Dale City                  VA            1994         1986      31,000
47001     10     361 Fairfax                            Fairfax                    VA            1986         1980      91,000
47005      1     362 Burke                              Fairfax                    VA            1996         1984      32,000
47039    291     363 Merrifield (6)(8)                  Fairfax                    VA            1999         1999      73,000
47002     10     364 Falls Church                       Falls Church               VA            1987         1988      93,000
47022      1     365 Gainesville                        Gainesville                VA            1994         1988      31,000
47008     10     366 Herndon                            Herndon                    VA            1988         1985      39,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
47016      1     367 Leesburg                           Leesburg                   VA            1996         1986      28,000
47047      1     368 Telegraph Road                     Lorton                     VA            2001         1984      47,000
47003     10     369 Manassas E. & W. (3)               Manassas                   VA            1988         1984      69,000
47033      1     370 McLean (2)                         McLean                     VA            1997         1997      72,000
47010      1     371 Newport News North                 Newport News               VA            1996         1986      59,000
47009     10     372 Newport News. S                    Newport News               VA           1985/92       1985      59,000
47028      1     373 Crater Road                        Petersburg                 VA            1994         1987      36,000
47029      1     374 Temple Avenue                      Petersburg                 VA            1994         1989      34,000
47034    290     375 Potomac Mills (6)                  Potomac Mills              VA            1997         1997      69,000
47011     10     376 North Richmond                     Richmond                   VA            1988         1984      37,000
47030      1     377 Jeff Davis Hwy                     Richmond                   VA            1994         1990      35,000
47006      1     378 Midlothian Turnpike                Richmond                   VA            1996         1984      44,000
47046      1     379 Fullerton                          Springfield                VA            2001         1981      78,000
47035    290     380 Cascades (6) (8)                   Sterling                   VA            1998         1998      63,000
47014      1     381 Bayside                            Virginia Beach             VA            1988         1984      28,000
47013     10     382 Kempsville                         Virginia Beach             VA            1989         1985      33,000
47012      1     383 Virginia Beach                     Virginia Beach             VA            1989         1985      65,000
47024      1     384 Laskin Road                        Virginia Beach             VA            1994         1984      39,000
47025      1     385 Holland Road                       Virginia Beach             VA            1994         1985      34,000
47026      1     386 Princess Anne Road                 Virginia Beach             VA            1994         1985      40,000
47007      1     387 S. Military Highway                Virginia Beach             VA            1996         1984      48,000
48041     10     388 Smokey Point                       Arlington                  WA            1987       1984/87     35,000
48059      1     389 Auburn                             Auburn                     WA            1996         1996      62,000
48007     10     390 Bellevue East & West (3)           Bellevue                   WA            1984         1975     167,000
48006     10     391 Factoria                           Bellevue                   WA            1984         1984      57,000
48047      1     392 Bellefield                         Bellevue                   WA            1996         1978      65,000
48048      1     393 Factoria Square                    Bellevue                   WA            1996         1989      70,000
48001      1     394 Bellingham                         Bellingham                 WA            1981         1981      74,000
48044    220     395 Canyon Park JV (1)                 Bothell                    WA            1996         1990      58,000
48060      1     396 E. Bremerton                       Bremerton                  WA            1996         1985      66,000
48066      1     397 Bremerton                          Bremerton                  WA            1997         1976      41,000
48012      1     398 Edmonds                            Edmonds                    WA            1984       1974/75    121,000
48003      1     399 Everett                            Everett                    WA            1981         1978      63,000
48080    291     400 Mill Creek (6)(8)                  Everett                    WA            1998         1998      68,000
48009     10     401 Federal Way                        Federal Way                WA            1984         1975     134,000
48078      1     402 Gig Harbor  (8)                    Gig Harbor                 WA            1999         1980      35,000
48033     10     403 Issaquah                           Issaquah                   WA            1985         1986      56,000
48067      1     404 Kent                               Kent                       WA            1997         1977      44,000
48014      1     405 Totem Lake                         Kirkland                   WA            1984         1978      61,000
48084    292     406 Juanita (7)(8)                     Kirkland                   WA            1998         1999      65,000
48035     10     407 East Lynnwood                      Lynnwood                   WA            1986         1978      80,000
48069      1     408 Lynnwood                           Lynnwood                   WA            1997         1979      54,000
48068      1     409 Lacey                              Olympia                    WA            1997         1977      25,000
48071      1     410 West Olympia                       Olympia                    WA            1997         1978      30,000
48062      1     411 Pt. Orchard                        Pt. Orchard                WA            1997         1991      46,000
48026      1     412 Canyon Rd.                         Puyallup                   WA            1996         1986      28,000
48082    291     413 Redmond (6)(8)                     Redmond                    WA            1998         1998      51,000
48073    290     414 Sammamish (6) (8)                  Redmond                    WA            1998         1998      76,000
48010     10     415 Renton                             Renton                     WA            1984       1979/89     80,000
48019      1     416 South Center                       Renton                     WA            1985         1979      68,000
48046      1     417 Kennydale                          Renton                     WA            1996         1991      57,000
48004     10     418 Whitecenter                        Seattle                    WA            1980         1981      48,000
48017      1     419 Burien                             Seattle                    WA            1985         1974      41,000
48018      1     420 Burien II                          Seattle                    WA            1985         1979      60,000
48081    291     421 Pier 57 (6) (8)                    Seattle                    WA            1986         1912      59,000
48039    100     422 Capitol Hill (1)                   Seattle                    WA            1987         1988      71,000
48036      1     423 Interbay                           Seattle                    WA            1987         1988      83,000
48028      1     424 South Hill                         Seattle                    WA            1995         1980      45,000
48051    110     425 Lake City (1)                      Seattle                    WA            1995         1987      51,000
48063      1     426 West Seattle                       Seattle                    WA            1997         1997      66,000
48076      1     427 Lake Union (8)                     Seattle                    WA            1998         1998      70,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
48011     10     428 Shoreline/Aurora N. (3)            Seattle                    WA            1986         1978     139,000
48013     10     429 North Spokane                      Spokane                    WA            1984         1976      78,000
48070      1     430 Spokane                            Spokane                    WA            1997         1976      49,000
48005      1     431 Highland Hill                      Tacoma                     WA            1981         1982      60,000
48040     10     432 South Tacoma                       Tacoma                     WA            1987         1975      46,000
48043    210     433 Sprague (1)                        Tacoma                     WA            1996       1950/89     52,000
48072      1     434 Parkland                           Tacoma                     WA            1997         1980      52,000
48042      1     435 Lakewood 512 (4)                   Tacoma                     WA          87/88/91     1979/81    130,000
48002     10     436 Vancouver Mall                     Vancouver                  WA            1980         1982      46,000
48045    210     437 Hazel Dell (1)                     Vancouver                  WA            1996         1989      56,000
48064      1     438 Salmon Creek                       Vancouver                  WA            1997         1997      68,000
48016      1     439 Woodinville                        Woodinville                WA            1984       1982/84     70,000


EUROPE
------
          90       1 Aartselaar (5)                     Aartselaar               Belgium         1997         1997      76,000
          90       2 Antwerpen Linkerhoever             Antwerp                  Belgium         2002         2002      53,700
          90       3 Antwerpen Bredabaan (5)            Antwerpen                Belgium         2000         2000      67,000
          90       4 Antwerpen Moretuslei               Borgerhout               Belgium         2002         2002      47,000
          90       5 Molenbeek (5)                      Brussels                 Belgium         1995         1995      34,000
          90       6 Forest (5)                         Brussels                 Belgium         1995         1995      49,000
          90       7 Waterloo (5)                       Brussels                 Belgium         1995         1995      86,000
          90       8 Zaventem (5)                       Brussels                 Belgium         1996         1996      75,000
          90       9 Machalen (5)                       Brussels                 Belgium         1997         1997      65,000
          90      10 Overijse (5)                       Brussels                 Belgium         1998         1998      49,000
          90      11 Leuven (5)                         Brussels                 Belgium         1998         1998      63,000
          90      12 Ghent (5)                          Brussels                 Belgium         1998         1998      72,000
          90      13 Kortrijk (5)                       Brussels                 Belgium         1999         1999      63,000
          90      14 Brugge (5)                         Brussels                 Belgium         1999         1999      74,000
          90      15 Jette (5)                          Brussels                 Belgium         2000         2000      67,000
          90      16 Sint Pieters Leeuw (5)             Brussels                 Belgium         2001         2001      51,300
          90      17 Luik (5)                           Liege                    Belgium         2000         2000      52,000
          90      18 Horsholm                           Horsholm                 Denmark         2002         2002      51,700
          90      19 Hvidovre (5)                       Hvidovre                 Denmark         2001         2001      60,200
          90      20 Ishoj (5)                          Ishoj                    Denmark         2001         2001      49,700
          90      21 Roskilde                           Roskilde                 Denmark         2002         2002      53,800
          90      22 Coignieres (5)                     Coignieres               France          2001         2001      49,100
          90      23 Epinay Sur Seine                   Epinay                   France          2002         2002      53,700
          90      24 Grigny (5)                         Grigny                   France          2001         2001      53,800
          90      25 La Seyne Sur Mer                   La Seyne Sur Mer         France          2002         2002      53,800
          90      26 Lyon Gerland                       Lyon                     France          2002         2002      53,700
          90      27 Marseille                          Marseille                France          2002         2002      53,700
          90      28 Vitrolles                          Marseille                France          2002         2002      53,700
          90      29 Nice (5)                           Nice                     France          1997         1991      42,000
          90      30 Noisy le Grand                     Noisy le Grand           France          2002         2002      53,800
          90      31 Montrouge (5)                      Paris                    France          1997         1996      59,000
          90      32 Varlin (5)                         Paris                    France          1997         1997      23,000
          90      33 Pontault-Combault (5)              Paris                    France          1999         1999      54,000
          90      34 Port Marly (5)                     Paris                    France          2000         2000      46,000
          90      35 Osny (5)                           Paris                    France          2000         2000      54,000
          90      36 Fresnes (5)                        Paris                    France          2000         2000      56,000
          90      37 Ballainvilliers (5)                Paris                    France          2000         2000      58,000
          90      38 Villejust Les Ulis (5)             Paris                    France          2000         2000      61,000
          90      39 Rosny (5)                          Paris                    France          2000         2000      64,000
          90      40 Nanterre (5)                       Paris                    France          2000         2000      68,000
          90      41 Buchelay (5)                       Paris                    France          2000         2001      57,000
          90      42 Asnieres (5)                       Paris                    France          2000         2001      65,000
          90      43 Sevran                             Sevran                   France          2002         2002      53,600
          90      44 Thiais (5)                         Thiais                   France          2001         2001      53,800
          90      45 Amersfoort (5)                     Amersfoot              Netherlands       2000         2000      66,000

                                                                             PROPERTY STATE     OWNED       YEAR      APPROX NET
STORE #  ENTITY  PROPERTY NAME                    PROPERTY LOCATION            / COUNTRY        SINCE       BUILT     RENTABLE SF
-------  ------  -------------                    -----------------            ---------        -----       -----     -----------
          90      46 Amsterdam (5)                      Amsterdam              Netherlands       2000         2000      54,000
          90      47 Amsterdam Diemen                   Amsterdam              Netherlands       2002         2002      54,000
          90      48 Apeldoorn (5)                      Apeldoorn              Netherlands       2001         2001      53,800
          90      49 Delft Kleveringweg                 Delft Kleveringweg     Netherlands       2002         2002      52,500
          90      50 Den Haag (5)                       Den Haag               Netherlands       1999         1999      61,000
          90      51 Breda (5)                          Den Haag               Netherlands       2001         2001      64,000
          90      52 Den Haag Rijswijk                  Den Haag Rijswijk      Netherlands       2002         2002      48,300
          90      53 Dordrecht Baanhoek (5)             Dordrecht Baanhoek     Netherlands       2001         2001      53,800
          90      54 Dordrecht Roobol                   Dordrecht Roobol       Netherlands       2002         2002      53,800
          90      55 Ede                                Ede                    Netherlands       2002         2002      53,700
          90      56 Eindhoven Veldhoven                Eindhoven Veldhoven    Netherlands       2002         2002      53,800
          90      57 Heemstede (5)                      Heemstede              Netherlands       2001         2001      57,200
          90      58 Heerlen Krekrade (5)               Heerlen Krekrade       Netherlands       2001         2001      53,500
          90      59 Maastricht (5)                     Maastricht             Netherlands       2000         2000      51,000
          90      60 Nijmegen (5)                       Nijmegen               Netherlands       2001         2001      53,700
          90      61 Rotterdam (5)                      Rotterdam              Netherlands       2000         2000      52,000
          90      62 Rotterdam Stadionweg (5)           Rotterdam              Netherlands       2001         2001      45,000
          90      63 Spaanse Polder (5)                 Spaanse Polder         Netherlands       2001         2001      49,600
          90      64 Utrecht Nieuwegein (5)             Utrecht                Netherlands       2000         2000      61,000
          90      65 Utrecht Cartesiusweg               Utrecht                Netherlands       2002         2002      51,900
          90      66 Zaandam (5)                        Zaandam                Netherlands       2001         2001      54,000
          90      67 Arstaberg                          Arstaberg                Sweden          2002         2002      49,000
          90      68 Danderyd                           Danderyd                 Sweden          2002         2002      48,000
          90      69 Molndal (5)                        Gothenburg               Sweden          1999         1999      65,000
          90      70 Hogdalen                           Hogdalen                 Sweden          2002         2002      53,500
          90      71 Lund Pilsaker (5)                  Lund Pilsaker            Sweden          2001         2001      53,400
          90      72 Lundavagen (5)                     Malmo                    Sweden          2000         2000      70,000
          90      73 Minelund (5)                       Minelund                 Sweden          2001         2001      53,800
          90      74 Skarpnack Skondal  (5)             Skarpnack Skondal        Sweden          2001         2001      53,200
          90      75 Taby (5)                           Stockholm                Sweden          1998         1998      60,000
          90      76 Rissne (5)                         Stockholm                Sweden          1998         1998      67,000
          90      77 Kungens Kurva (5)                  Stockholm                Sweden          1998         1998      72,000
          90      78 Sodermalm (5)                      Stockholm                Sweden          1999         1999      26,000
          90      79 Uppsala (5)                        Stockholm                Sweden          1999         1999      63,000
          90      80 Handen (5)                         Stockholm                Sweden          1999         1999      65,000
          90      81 Solna (5)                          Stockholm                Sweden          1999         1999      69,000
          90      82 Moraberg  (5)                      Stockholm                Sweden          2000         2000      53,000
          90      83 Upplands Vasby (5)                 Stockholm                Sweden          2000         2001      51,000
          90      84 Jakobsberg (5)                     Stolkholm                Sweden          1998         1998      60,000
          90      85 Vastra Frolunda    (5)             Vastra Frolunda          Sweden          2001         2001      53,600
          90      86 Ystadvagen  (5)                    Ystadvagen               Sweden          2001         2001      50,800
          90      87 Greenford                          Greenford            United Kingdom      2002         2002      62,300
          90      88 Streatham  (5)                     London               United Kingdom      1999         1999      45,000
          90      89 Croydon (5)                        London               United Kingdom      1999         1999      67,000
          90      90 Hayes (5)                          London               United Kingdom      1999         1999      67,000
          90      91 Hanworth (5)                       London               United Kingdom      2000         2000      44,000
          90      92 Reading (5)                        London               United Kingdom      2000         2000      51,000
          90      93 Ewell (5)                          London               United Kingdom      2000         2001      49,000
          90      94 Neasden (5)                        Neasden              United Kingdom      2001         2001      53,000
          90      95 Putney Bridge                      Putney Bridge        United Kingdom      2002         2002      46,700
          90      96 Ruislip                            Ruislip              United Kingdom      2002         2002      53,800

      (1)   We own between 50-99% of these properties

      (2) We do not have fee title, but have a long-term lease, with respect to the land on which property is located.

      (3)   These properties are now operated as one property.

      (4)   Property is a business park.

      (5)   We own a 7.57% interest in this property.


      (6)   We own a 10% interest in this property

      (7)   We own a 20% interest in this property

      (8) This property is included in our New Store operating results. All other domestic properties are included in our Same Store operatin results. (See Note M)

                                   SCHEDULE IV

                           SUBSIDIARIES OF THE COMPANY
                         AND OWNERSHIP OF CAPITAL STOCK

CORPORATE SUBSIDIARIES                                                       OWNERSHIP
----------------------                                                       ---------
SSC Evergreen, Inc., a Delaware corporation                                    100%
SSC Property Holdings, Inc., a Delaware corporation                            100%
Shurgard Development I, Inc., a Washington corporation                         100%
Shurgard Development II, Inc., a Washington corporation                        100%
Shurgard Development IV, Inc., a Washington corporation                        100%
Shurgard Holdings, Inc., a Washington corporation                              100%
SSC Benelux, Inc., a Delaware corporation                                      100%
Shurgard TRS, Inc., a Washington corporation                                   100%
SSCI Minnesota Corporation, a Washington corporation                           100%


LIMITED LIABILITY COMPANIES
---------------------------
Storage Line Management, LLC, a Washington limited liability company           100%
Shurgard Preferred Partners, LLC, a Washington limited liability company       100%
SS Income Plan, LLC, a Washington limited liability company                    100%
SSTG, LLC, a Washington limited liability company                              100%
Shurgard-Freeman Memphis Properties, LLC, a Tennessee limited liability         85%
company
Shurgard-Resco, LLC, a Washington limited liability company                    77.3%
CCP/Shurgard Venture, LLC (Chase), a Washington limited liability company       20%
Shurgard Mt. Clemens, LLC, a Washington limited liability company              100%
Shurgard-O'Brien Telegraph Road LLC, a Washington limited liability             55%
company
Shurgard-O'Brien I, LLC, a Washington limited liability company                 70%
Shurgard-TRC Self Storage Development LLC, a Washington limited
liability company                                                               75%
Shurgard-Morningstar Self Storage Development LLC, a Washington limited
liability company                                                               75%
Shurgard-Resco II, LLC                                                          90%
Shurgard-O'Brien McCoy, LLC                                                     80%
Shurgard-O'Brien Speedway, LLC                                                  51%
Shurgard-O'Brien Roseville/Farmington LLC                                       55%

LIMITED PARTNERSHIPS
--------------------
Shurgard/Canyon Park Self-Storage Limited Partnership                         74.48%
Shurgard Evergreen Limited Partnership                                         100%
Capital Hill Partners, a Limited Partnership                                    90%
Shurgard Institutional Partners                                               99.59%
Shurgard Institutional Fund LP, a WA limited partnership                       100%
Shurgard Institutional Fund LP II, a WA limited partnership                   99.59%
Shurgard Partners LP, a WA limited partnership                                87.72%
Shurgard Partners LP II, a WA limited partnership                               99%
Shurgard Texas Limited Partnership                                             100%
1440 E. 71st South Tulsa, L.P.                                                  50%
Shurgard-Hunt Club Partnership, LLP, a Florida LLP                              70%
Shurgard-LIP Self Storage Partnership LLP, a Florida LLP                        75%
Shurgard-University Partnership, LLP, a Florida LLP                             70%

GENERAL PARTNERSHIPS
--------------------
Shurgard/Fremont Partners I, a WA general partnership                          100%
Shurgard/Fremont Partners II, a WA general partnership                         100%
Shurgard-Freeman Medical Center JV, a Tennessee JV                            66.66%
Shurgard-Freeman Hermitage JV, a Tennessee JV                                   50%
Shurgard-Freeman Franklin JV, a Tennessee JV                                   85.5%
Shurgard-Freeman Hickory Hollow JV, a Tennessee JV                              84%
Shurgard-Freeman Stone's River JV, a Tennessee general partnership              85%
Shurgard-Freeman 100 Oaks JV, a Tennessee general partnership                   80%
Shurgard-Freeman South Main JV, a Tennessee general partnership                 80%
Shurgard-Red Bug, JV, a Florida general partnership                             90%
Shurgard-West Town JV, a Florida general partnership                            90%
Shurgard-Brandon JV, a Florida general partnership                              66%
Shurgard-Daytona Beach JV, a Florida general partnership                       88.5%
Shurgard-Ormond Beach JV, a Florida general partnership                        88.5%
Shurgard-Eau Gallie JV, a Florida general partnership                          88.5%
Shurgard-Oviedo JV, a Florida general partnership                               85%
Shurgard-Maitland JV, a Florida general partnership                             85%
Shurgard-South Orange JV, a Florida general partnership                         85%
Shurgard-South Semoran JV, a Florida general partnership                        85%
Shurgard-Hyde Park JV, a Florida general partnership                           88.5%
Shurgard-Vineland JV, a Florida general partnership                           86.27%
Shurgard-Carrollwood JV, a Florida general partnership                         88.5%
Shurgard West Waters, JV, a Florida general partnership                        85.7%
Shurgard-Oldsmar JV, a Florida general partnership                              85%
Shurgard-Colonial Town JV, a Florida general partnership                        55%
Shurgard-Alafaya JV, a Florida general partnership                              90%

EUROPE
------
Shurope Storage SA                                                             100%
Recom & Co, SNC                                                               80.06%
Shurgard Self Storage SCA                                                     60.68%

Below are 100% owned subsidiaries of Shurgard Self Storage SCA unless otherwise indicated:

- BELGIUM

SSC Benelux Zaventem SCS
SSC Benelux Machelen SCS
Imoganco BVBA
Hobimmo BVBA

- FRANCE

Shurgard France SAS
        Shurgard Services France SAS
Shurgard Mediterranee SAS
        Shurgard Investissement 1 SNC
Shurgard IDF Noisy SAS
Shurgard Lyon Gerland SAS
Shurgard IDF Chambourcy SAS
Shurgard IDF Eragny SAS
Shurgard IDF Sucy SAS
Shurgard Lille Wattignies SAS

- THE NETHERLANDS

Shurgard Nederland BV
        BeCe Ateliers BV
        Shurgard Nederland Diemen BV
        Shurgard Nederland Dordrecht Ampere BV
        Shurgard Nederland Veldhoven BV
        Shurgard Nederland Utrecht Cartesius BV
        Shurgard Nederland Utrecht Franciscus BV
        Shurgard Services Nederland BV

- GERMANY

        Shurgard Deutschland GmbH
               Shurgard Deutschland MG KS GmbH
               Shurgard Deutschland MG WNS GmbH
               Shurgard Deutschland DU NORD GmbH
               Shurgard Deutschland KO KALK GmbH
               Shurgard Deutschland DU OST GmbH

                       Shurgard Services Deutschland GmbH

- SWEDEN

Shurgard Sweden AB
        Shurgard Services AB
Shurgard Storage Centers Sweden KB
Shurgard Sweden (Arstaberg) KB

- DENMARK

Shurgard Denmark ApS
        Shurgard Real Estate ApS
        Shurgard Hersholm ApS
        Shurgard Services Denmark ApS
        Shurgard Roskilde ApS

- UNITED KINGDOM

Shurgard Storage Centres UK Ltd.
Shurgard UK Wokingham Ltd.
Shurgard Services UK Ltd.
Shurgard UK Properties Ltd.

EUROPE JOINT VENTURE

First Shurgard Sprl, a Belgian entity

Subsidiaries of First Shurgard Sprl

- LUXEMBOURG

First Shurgard Finance SaRL

- FRANCE

First Shurgard France SAS

- SWEDEN

First Shurgard Sweden AB
First Shurgard Sweden Investment KB

- DENMARK

First Shurgard Denmark Aps
        First Shurgard Denmark Investment ApS

- UK

First Shurgard UK Ltd

- THE NETHERLANDS

First Shurgard Nederland BV

- GERMANY

First Shurgard Deutschland GmbH

                                     ANNEX A

(i) The Company is a corporation duly incorporated and validly existing under the laws of the State of Washington with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto), and is duly registered and qualified (or has made application to become registered and qualified) to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(ii) Each of the Subsidiaries that is identified on Schedule IV and is organized in the United States is a corporation or a limited liability company duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto); except as described in Schedule IV, all the outstanding shares of capital stock or other interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, as applicable, and the Company owns of record the percentage of outstanding shares or interests of each such Subsidiary set forth in Schedule IV; and, to such counsel's knowledge, such shares or interests are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(iii) Each of the Subsidiaries that is identified on Schedule IV and is organized under the laws of European countries (the "European Entities") is a corporation, partnership, limited liability company or limited partnership duly organized and validly existing and, where applicable, in good standing under the laws of the jurisdiction of its incorporation or organization, as applicable, with the requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Final Prospectus (and any amendment or supplement thereto); except as described in Schedule IV, all the outstanding shares of capital stock or other interests of each of the European Entities have been duly authorized and validly issued, are fully paid and nonassessable, as applicable, the outstanding shares or interests of each such European Entity are owned of record as set forth in Schedule IV and, to such counsel's knowledge, except as set forth in Schedule IV, are free and clear of any lien, adverse claim, security interest, equity or other encumbrance, except for such as would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (such counsel may rely on European counsel in accordance with Section 6(b) and the opinions set forth in this paragraph
      (iii) shall be subject to the specific legal conclusions under the laws of the applicable European countries referred to, and to the limitations and qualifications set forth in, such separate opinions);

(iv) The authorized capital stock of the Company is as set forth under the captions "Capitalization", "Description of the Common Stock", "Description of the Preferred Stock" and "Restrictions on Transfers of Capital Stock; Excess Stock" in the Final Prospectus; the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in such sections in the Final Prospectus; as of the date of such counsel's opinion, prior to the issuance of the Securities, there are _______________ shares of Class A Common Stock, 2,000,000 shares of 8.70% Series C Cumulative Redeemable Preferred Stock and 3,450,000 shares of 8.75% Series D Cumulative Redeemable Preferred Stock outstanding;

(v) All the shares of capital stock of the Company outstanding prior to the issuance of the Securities have been duly authorized and validly issued, and are fully paid and nonassessable;

(vi) The Securities have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive, or to such counsel's knowledge, similar rights that entitle or will entitle any person to acquire any Securities upon the issuance thereof by the Company;

(vii) The form of certificates for the Securities conforms to the requirements of the Washington Business Corporation Act;

(viii) The Registration Statement and all post-effective amendments, if any, have become effective under the Act and, to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; and any required filing of the Final Prospectus pursuant to Rule 424(b) has been made in accordance with Rule 424(b);

(ix) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Securities to the Underwriter as provided herein, and this Agreement has been duly authorized, executed and delivered by the Company;

(x) To such counsel's knowledge, neither the Company nor any of the Subsidiaries is in violation of its respective certificate or articles of incorporation or its respective bylaws or other organizational documents, and, to such counsel's knowledge, is not in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness that is listed as an exhibit to the Registration Statement or to any Incorporated Document, where such violation or default, individually or in the aggregate, has had or is likely to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as may be disclosed in the Final Prospectus;

(xi) Neither the offer, sale or delivery of the Securities, the execution, delivery or performance of this Agreement, compliance by the Company with the provisions hereof nor consummation by the Company of the transactions contemplated hereby conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound that is an exhibit to the Registration Statement or to any Incorporated Document, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries, nor will any such action result in any violation of any existing law, regulation, ruling (assuming compliance with all applicable state securities and blue sky laws), judgment, injunction, order or decree known to such counsel, applicable to the Company, the Subsidiaries or any of their respective properties, except for such breaches or defaults that have not had and would not reasonably be expected to have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

(xii) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency, or official is required on the part of the Company (except as has been obtained under the Act and the Exchange Act or such as may be required under state securities or blue sky laws governing the purchase and distribution of the Securities) for the valid issuance and sale of the Securities to the Underwriter as contemplated by this Agreement;

(xiii) The Registration Statement and the Final Prospectus and any supplements or amendments thereto (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) comply as to form in all material respects with the requirements of the Act; and each of the Incorporated Documents (except for the financial statements and the notes thereto and the schedules and other financial and statistical data included therein, as to which counsel need not express any opinion) complies as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder;

(xiv) To such counsel's knowledge, (A) other than as described or contemplated in the Final Prospectus (or any supplement thereto), the Registration Statement or any Incorporated Document, there are no legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries, or to which the Company or any of the Subsidiaries, or any of their property, is subject, that are required to be described in the Registration Statement or Final Prospectus (or any amendment or supplement thereto) and (B) there are no agreements, contracts, indentures, leases or other instruments, that are required to be described in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required, as the case may be;

(xv) The statements in the Registration Statement and Basic Prospectus under the captions "General Description of Securities," "Description of the Common Stock," "Description of the Preferred Stock," "Description of the Debt Securities," " Restrictions on Transfers of Capital Stock, Excess Stock," and "ERISA Considerations" and the statements in the prospectus supplement that is part of the Final Prospectus under the subheadings "Real Estate Investment Risks" and "Risks Relating to Qualification as a REIT" under the caption "Risk Factors," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, are accurate and present fairly the information required to be shown;

(xvi) Based on certain customary assumptions and representations (acceptable to Perkins Coie and to counsel for the Underwriter in their reasonable discretion) relating to applicable asset composition, source of income, stockholder diversification distribution, record keeping tests and other requirements of the Code necessary for the Company to qualify as a REIT, the Company was organized and has operated in conformity with the requirements for qualification and taxation as a REIT under Sections 856 through 860 of the Code for each of the taxable years ended December 31, 1995, December 31, 1996, December 31, 1997, December 31, 1998, December 31, 1999, December 31, 2000, December 31, 2001 and December 31, 2002; the
      Company's current organization and method of operations should permit the Company to continue to qualify as a REIT under the Code. The discussion in the Final Prospectus under the caption "Federal Income Tax Considerations" fairly summarizes the federal income tax considerations that are likely to be material to a holder of Securities;

(xvii) Neither of the Company nor any Subsidiary is, or solely as a result of the consummation of the transactions contemplated hereby, will become, an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended;

(xviii) Although such counsel has not undertaken to determine independently, and does not assume any responsibility for, the accuracy or completeness of the statements in the Registration Statement and the Final Prospectus, such counsel has participated in the preparation of the Registration Statement and the Final Prospectus, including review and discussion of the contents thereof (including review and discussion of the contents of all Incorporated Documents), and nothing has come to the attention of such counsel that has caused them to believe that the Registration Statement (including the Incorporated Documents) at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as of its date, and as of the Closing Date or the Option Closing Date, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and the notes thereto and the schedules and other financial and statistical data included in the Registration Statement or the Final Prospectus or any Incorporated Document.) Nothing in this opinion (xviii) modifies or affects the opinions set forth in opinions (xv) and (xvi);

(xix) To such counsel's knowledge, except as described in the Final Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of any shares of capital stock of the Company or any security convertible into or exchangeable or exercisable for capital stock of the Company;

(xx) To such counsel's knowledge, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                                    EXHIBIT A

                         Shurgard Storage Centers, Inc.

                     Public Offering of Class A Common Stock

                                                                   July 16, 2003

Citigroup Global Markets, Inc.
Banc of America Securities LLC
Merrill Lynch, Pierce, Fenner & Smith
          Incorporated
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:

      This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between Shurgard Storage Centers, Inc., a Washington corporation (the "Company"), and you, relating to an underwritten public offering of Class A Common Stock, $0.001 par value (the "Common Stock"), of the Company.

      In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of this Agreement, other than shares of Common Stock disposed of as bona fide gifts approved by Citigroup Global Markets Inc.

      If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                                     Yours very truly,


                                                     ___________________________
                                                     Name:
                                                     Title: